                                                                   Exhibit 99(c)

Highlights of First Quarter 2002 Quarterly Earnings Report


                                                                          [LOGO]
Conference Call                                                         Wachovia
 April 18, 2002



ALL INFORMATION EXCLUDES MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS EXCEPT WHERE SPECIFICALLY NOTED.

Certain tables in this Quarterly Earnings Report display "Combined" results for the third quarter of 2001. "Combined" results for the third quarter of 2001 represent Wachovia's actual 2001 third quarter results plus the actual results of Former Wachovia for July and August 2001. The "Combined" results are for illustrative purposes only and presentation of 3Q01 results on this "Combined" basis is not a presentation that conforms with generally accepted accounting principles. The 3Q01 "Combined" results include purchase accounting and other closing adjustments as of the actual closing date of 9/1/01; no attempt was made to show the "Combined" results "as if" the merger had occurred at 7/1/01. Readers are encouraged to refer to Wachovia's results for the year ended 12/31/01 presented in accordance with generally accepted accounting principles which may be found in Wachovia's 2001 annual report on Form 10-K. Tabular financial information presented herein, unless specifically labeled "Combined," represents operating earnings information. All narrative comparisons are with fourth quarter 2001 unless otherwise noted.

                                                                          [LOGO]
First Quarter 2002 - Financial Highlights                               Wachovia
--------------------------------------------------------------------------------

Versus 4Q01
-----------

.. Cash operating earnings of $0.74 per share, up 4%
.. Revenue down 1%; up 1% excluding principal investing losses
  - General Bank results solid in a seasonally weak quarter with continued momentum
    . Revenue down slightly vs. strong 4Q01 due to lower mortgage-related volume . Low-cost core deposits up 6%; core deposits up 2%
    . Customer service scores continue to improve, up for the 12/th/ consecutive quarter

  - Corporate and Investment Bank revenue up 5% excluding principal investing, driven by strength in fixed income

  - Capital Management and Wealth Management results stable

.. Continued strong expense control: cash expenses down 3%; FTEs declined by
  1,237 including 275 associated with divested branches
.. Cash operating efficiency ratio of 57.9% improved 129 bps
.. Total NPAs grew 6% from 4Q01, largely due to a large retail credit and weakness in telecom
.. Tier 1 capital ratio increased a strong 47 bps to 7.51%
.. Merger integration continues to progress well; incremental expense efficiencies of $88 million achieved during the quarter

                                                                                                             [LOGO]
Summary Operating Results                                                                                  Wachovia
-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Earnings Summary                                                                   2002             2001
                                                                                --------       ----------
                                                                                  First           Fourth
                                                                                Quarter          Quarter
                                                                                    EPS              EPS
------------------------------------------------------------------------------------------------------------
Cash operating earnings                                                 $          0.74             0.71
Deposit base and other intangible amortization                                    (0.08)           (0.09)
Goodwill amortization (related to former First Union)                                 -            (0.04)
------------------------------------------------------------------------------------------------------------
   Operating earnings                                                              0.66             0.58
Total merger-related and restructuring charges                                        -            (0.04)
------------------------------------------------------------------------------------------------------------
   Net earnings (GAAP)                                                  $          0.66             0.54
------------------------------------------------------------------------------------------------------------

KEY POINTS

.. Branch sale gain of $121 million largely offset by merger-related charges
.. Estimated 2002 quarterly after-tax intangibles amortization: Q2: $101 million
  ($0.07/share), Q3: $97 million ($0.07/share), Q4: $96 million ($0.07/share)

                                                                       [LOGO]
Summary Operating Results                                             Wachovia
--------------------------------------------------------------------------------

                ================================================================
                In accordance with purchase accounting, results are not restated
                ================================================================


-------------------------------------------------------------------------------------------------------------------   -----------
Operating Earnings Summary                               2002                                     2001     1 Q 02        Combined
                                                  -----------    -------------------------------------                -----------
                                                        First     Fourth     Third   Second      First         vs           Third
(In millions, except per share data)                  Quarter    Quarter   Quarter  Quarter    Quarter     4 Q 01         Quarter
-------------------------------------------------------------------------------------------------------------------   -----------
Net interest income (Tax-equivalent)              $     2,477      2,484     1,974    1,742      1,734          - %   $     2,347
Fee and other income                                    2,027      2,060     1,036    1,629      1,546         (2)          1,294
-------------------------------------------------------------------------------------------------------------------   -----------
   Total revenue (Tax-equivalent)                       4,504      4,544     3,010    3,371      3,280         (1)          3,641
Provision for loan losses                                 339        381       244      223        219        (11)
Noninterest expense, excluding goodwill
   and other intangible amortization                    2,609      2,691     2,193    2,092      2,060         (3)    $     2,657
Goodwill and other intangible amortization                168        251       117       77         78        (33)
-------------------------------------------------------------------------------------------------------------------   -----------
Income before income taxes (Tax-equivalent)             1,388      1,221       456      979        923         14
Income taxes (Tax-equivalent)                             480        422       158      330        313         14
-------------------------------------------------------------------------------------------------------------------   -----------
Net income                                        $       908        799       298      649        610         14 %
Net income (Cash basis)                           $     1,016        980       395      723        684          4 %
-------------------------------------------------------------------------------------------------------------------   -----------
Diluted earnings per common share                 $      0.66       0.58      0.27     0.66       0.62         14 %
Diluted earnings per common share (Cash basis)    $      0.74       0.71      0.36     0.73       0.69          4 %
Return on average common stockholders' equity           12.68 %    10.77      5.77    16.19      15.64          -
Return on average tangible common
   stockholders' equity (Cash basis)                    25.30 %    23.56     11.36    23.35      22.91          - %
-------------------------------------------------------------------------------------------------------------------   -----------

Key Points

.. Cash expenses down 3% due primarily to additional merger efficiencies

                                                                        [LOGO]
  Key Financial Measures                                               Wachovia
--------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------
  Performance Highlights                                          2002                                         2001  1 Q 02
                                                          ------------     -----------------------------------------
                                                                 First      Fourth      Third    Second       First      vs
  (In millions, except per share data)                         Quarter     Quarter    Quarter   Quarter     Quarter  4 Q 01
  -----------------------------------------------------------------------------------------------------------------------------
  Cash operating earnings
  Net income                                              $      1,016         980        395       723         684       4   %
  Diluted earnings per common share                       $       0.74        0.71       0.36      0.73        0.69       4
  Dividend payout ratio on common shares                         32.43 %     33.80      66.67     32.88       34.78       -
  Return on average tangible assets                               1.36        1.27       0.60      1.19        1.15       -
  Return on average tangible common
     stockholders' equity                                        25.30       23.56      11.36     23.35       22.91       -
  Overhead efficiency ratio                                      57.93 %     59.22      72.86     62.06       62.80       -
  Operating leverage                                      $         42       1,036      (462)        59        (67)     (96)  %
  -----------------------------------------------------------------------------------------------------------------------------
  Other financial data
  Net interest margin                                             3.90 %      3.81       3.58      3.41        3.42       -
  Average diluted common shares                                  1,366       1,363      1,105       978         976       -   %
  Actual common shares                                           1,368       1,362      1,361       979         981       -
  Dividends paid per common share                         $       0.24        0.24       0.24      0.24        0.24       -
  Book value per common share                             $      21.04       20.88      20.94     16.49       16.39       1   %
  Tax rate (Tax-equivalent)/(a)/                                 34.58 %     34.56      34.65     33.71       33.91       -
  Tier 1 capital ratio/(b)/                                       7.51        7.04       6.75      7.37        7.18       -
  Total capital ratio/(b)/                                       11.60       11.08      10.84     11.45       11.33       -
  Leverage ratio/(b)/                                             6.50 %      6.19       7.22      6.00        5.88       -
  -----------------------------------------------------------------------------------------------------------------------------
  Other
  FTE employees                                                 82,809      84,046     85,534    67,420      69,362      (1)  %
  Total financial centers                                        2,795       2,846      2,853     2,162       2,164      (2)
  Total ATMs                                                     4,618       4,675      4,698     3,419       3,676      (1)  %
  -----------------------------------------------------------------------------------------------------------------------------
  /(a)/ The tax-equivalent tax rate applies to fully tax-equivalized revenues.
  /(b)/ The first quarter of 2002 is based on estimates.
  =============================================================================================================================

  KEY POINTS

  . Cash operating efficiency ratio of 57.9% continues to show strong improvement, down 129 bps
  . Net interest margin increase of 9 bps due to the effects of reduction in low spread assets, growth in equity, low-cost core deposits, and a low rate environment
  .  Tax rate of 34.6% remained stable versus 4Q01
  . Tier 1 capital ratio improved a strong 47 bps to 7.51%, as a result of retained earnings and risk reduction strategies
  . FTEs declined by 1,237, including 275 associated with the completion of the divestiture of 37 branches

                                                                         [LOGO]
Loan and Deposit Growth                                                 Wachovia
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------- ---------------
Average Balance Sheet Data                     2002                                              2001     1 Q 02        Combined
                                         ----------     ---------------------------------------------                ---------------
                                              First       Fourth       Third      Second        First         vs           Third
(In millions)                               Quarter      Quarter     Quarter     Quarter      Quarter     4 Q 01         Quarter
-------------------------------------------------------------------------------------------------------------------- ---------------
Commercial loans                         $   99,489      102,230      83,633      76,378       77,270        (3)%     $ 105,903
Consumer loans                               57,575       60,609      49,393      42,834       42,580        (5)         61,617
-------------------------------------------------------------------------------------------------------------------- ---------------
     Total loans                            157,064      162,839     133,026     119,212      119,850        (4)%       167,520
==================================================================================================================== ===============
Core interest-bearing deposits              126,087      124,784     102,285      91,654       91,149         1 %       123,454
Noninterest-bearing deposits                 37,603       37,042      29,918      27,381       27,043         2          35,530
-------------------------------------------------------------------------------------------------------------------- ---------------
     Total core deposits                    163,690      161,826     132,203     119,035      118,192         1         158,984
Foreign and other time deposits              14,313       17,646      18,015      17,944       19,090       (19)         20,620
-------------------------------------------------------------------------------------------------------------------- ---------------
     Total deposits                      $  178,003      179,472     150,218     136,979      137,282        (1)%     $ 179,604
==================================================================================================================== ===============
Memoranda
Low-cost core deposits                   $  112,510      107,799      84,030      72,615       70,256         4 %
Other core deposits                          51,180       54,027      48,173      46,420       47,936        (5)
-------------------------------------------------------------------------------------------------------------------- ---------------
   Total core deposits                   $  163,690      161,826     132,203     119,035      118,192         1 %     $ 158,984
==================================================================================================================== ===============

Key Points

..    Commercial loans $2.7 billion or 3% lower due to portfolio management actions and weak commercial loan demand
..    Consumer loans $3.0 billion lower due to effects of sales, securitizations and transfers ($4.0 billion from 4Q01 and $0.7 billion from 1Q02 events); excluding these, average consumer loan growth would have been $1.7 billion or 3%
..    Low-cost core deposits up 4% corporate-wide (up 5% excluding divestitures);
     total core deposits increased 1% (up 2% excluding divestitures) in a seasonally weak quarter

                                                                          [LOGO]
Fee and Other Income                                                    Wachovia

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------- ----------
Fee and Other Income                                  2002                                           2001    1 Q 02    Combined
                                                  --------    -------------------------------------------              ----------
                                                     First     Fourth       Third       Second      First        vs       Third
(In millions)                                      Quarter     Quarter    Quarter      Quarter    Quarter    4 Q 01     Quarter
---------------------------------------------------------------------------------------------------------------------- ----------
Service charges and fees                          $    661         672        541          486        468        (2) %   $  658
Commissions                                            464         448        356          389        375         4         396
Fiduciary and asset management fees                    477         478        400          384        381         -         460
Advisory, underwriting and other
   investment banking fees                             240         223        177          238        198         8         192
Principal investing                                    (90)        (21)      (585)         (58)       (43)        -        (587)
Other income                                           275         260        147          190        167         6         175
---------------------------------------------------------------------------------------------------------------------- ----------
     Total fee and other income                   $  2,027       2,060      1,036        1,629      1,546        (2) %   $1,294
---------------------------------------------------------------------------------------------------------------------- ----------

Key Points

..    Fee and other income declined 2% due to higher principal investing losses;
     excluding the losses, fees increased 2%
..    Service charges and fees declined primarily due to lower mortgage volume
..    Advisory, underwriting and other investment banking fees up on improved fixed income performance despite relatively weak markets
..    Principal investing losses higher than anticipated due largely to a $43 million mark-to-market loss related to a single publicly traded security
     -    Market value of remaining public portfolio $53 million
..    Other Income: Securitization income down $10 million from 4Q01; net gains on securities and assets held for sale totaled $15 million

                                                                         [LOGO]
  Noninterest Expense                                                   Wachovia
--------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------
  Noninterest Expense                                     2002                                  2001      1 Q 02       Combined
                                                  ------------  -------------------------------------                ------------
                                                         First   Fourth      Third  Second     First          vs          Third
  (In millions)                                        Quarter  Quarter    Quarter Quarter   Quarter      4 Q 01        Quarter
  ----------------------------------------------------------------------------------------------------------------   ------------
  Salaries and employee benefits                  $      1,663    1,663      1,374   1,363     1,329          - %    $    1,661
  Occupancy                                                195      210        176     155       163         (7)            211
  Equipment                                                226      247        214     198       205         (9)            258
  Advertising                                               19       21         15      11         9        (10)             23
  Communications and supplies                              134      142        117     111       110         (6)            144
  Professional and consulting fees                          88      113         79      69        73        (22)            115
  Sundry expense                                           284      295        218     185       171         (4)            245
  ----------------------------------------------------------------------------------------------------------------   ------------
  Noninterest expense, excluding goodwill
     and other intangible amortization                   2,609    2,691      2,193   2,092     2,060         (3)     $    2,657
  Goodwill and other intangible amortization               168      251        117      77        78        (33)
  ----------------------------------------------------------------------------------------------------------------   ------------
       Total noninterest expense                  $      2,777    2,942      2,310   2,169     2,138         (6)%
  ----------------------------------------------------------------------------------------------------------------   ------------

Key Points

.. Total cash expenses excluding intangibles amortization declined 3% vs. 4Q01, due to cost control and merger efficiencies
.. Expenses were down in all other categories

                                                                          [LOGO]
Consolidated Results - Operating Summary                                Wachovia
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Wachovia Corporation                                                                               Three Months Ended March 31, 2002
                                                    --------------------------------------------------------------------------------
Performance Summary                                   General      Capital       Wealth      Corporate and
(In millions)                                            Bank   Management   Management    Investment Bank    Parent    Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)                $   1,649           45           96                597        90           2,477
Fee and other income                                      498          778          140                498       113           2,027
Intersegment revenue                                       40          (17)           1                (18)       (6)              -
------------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)                       2,187          806          237              1,077       197           4,504
Provision for loan losses                                 115            -            1                222         1             339
Noninterest expense                                     1,205          676          168                521       207           2,777
Income taxes (Tax-equivalent)                             317           48           25                124       (34)            480
------------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                               $     550           82           43                210        23             908
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                     $     392           64           31                 67        53             607
Risk adjusted return on capital (RAROC)                 40.07 %      49.95        49.02              14.37     19.29           25.41
Economic capital, average                           $   5,473          669          330              8,028     2,588          17,088
Cash overhead efficiency ratio                          55.12 %      83.91        70.82              48.57     19.86           57.93
Average loans, net                                  $  98,030          169        8,400             43,342     7,123         157,064
Average core deposits                               $ 136,096        1,423        9,771             12,766     3,634         163,690
------------------------------------------------------------------------------------------------------------------------------------

Key Points

..  General Bank contributed over 60% of consolidated operating earnings, versus
   70% in 4Q01
..  All businesses again exceeded their cost of capital

General Bank - Operating Summary                                          [LOGO]
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
General Bank                                         2002                                            2001    1 Q 02      Combined
                                             -------------  ----------------------------------------------             -----------
Performance Summary                                 First       Fourth     Third      Second        First      vs          Third
(In millions)                                     Quarter      Quarter    Quarter    Quarter      Quarter   4 Q 01       Quarter
---------------------------------------------------------------------------------------------------------------------  -----------
Income statement data
---------------------
Net interest income (Tax-equivalent)         $    1,649         1,642       1,270      1,133       1,079         -  %   $   1,540
Fee and other income                                498           578         434        378         333       (14)           531
Intersegment revenue                                 40            45          29         27          25       (11)            45
---------------------------------------------------------------------------------------------------------------------  -----------
   Total revenue (Tax-equivalent)                 2,187         2,265       1,733      1,538       1,437        (3)         2,116
Provision for loan losses                           115           130          97         98         100       (12)
Noninterest expense                               1,205         1,239       1,011        922         891        (3)     $   1,239
Income taxes (Tax-equivalent)                       317           327         219        176         155        (3)
---------------------------------------------------------------------------------------------------------------------  -----------
   Operating earnings                        $      550           569         406        342         291        (3) %
---------------------------------------------------------------------------------------------------------------------  -----------

---------------------------------------------------------------------------------------------------------------------  -----------
Performance and other data
--------------------------
Economic profit                             $      392           412         280        255         220         (5) %
Risk adjusted return on capital (RAROC)           40.07 %       42.56       36.95      39.86       37.44         -
Economic capital, average                    $    5,473         5,356       4,446      3,675       3,507         2
Cash overhead efficiency ratio                    55.12 %       54.70       57.80      59.00       61.02         -
Average loans, net                           $   98,030        97,004      76,383     65,240      63,107         1      $  95,796
Average core deposits                        $  136,096       133,996     109,656     98,429      97,421         2 %    $ 132,092
---------------------------------------------------------------------------------------------------------------------  -----------

Key Points

.. Revenue declined 3% from a very strong 4Q01; revenues flat excluding the effect of lower mortgage-related results
.. Expenses decreased 3% due to lower salaries and continued tight expense control
.. Solid loan growth of 1% with continued strength in consumer real estate secured products and student lending
.. Low-cost core deposits up a strong 6% and core deposits grew 2%

                                                                                                                          [LOGO]
General Bank - Key Operating Measures                                                                                    Wachovia
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  General Bank Key Metrics                              2002                                                     2001     1 Q02
                                                  -----------       --------------------------------------------------
                                                       First          Fourth        Third         Second         First       vs
                                                     Quarter         Quarter       Quarter       Quarter       Quarter    4 Q01
------------------------------------------------------------------------------------------------------------------------------------
  Customer overall satisfaction score /(a)/             6.37           6.35          6.33          6.32          6.29         - %
  Online customers (Enrollments in thousands)          4,429          4,123         3,810         2,903         2,640         7
  Financial centers                                    2,795          2,846         2,853         2,162         2,164        (2)
  ATMs                                                 4,618          4,675         4,698         3,419         3,676        (1)%
------------------------------------------------------------------------------------------------------------------------------------
  /(a)/ Gallup survey measured on a 1-7 scale; 6.4 = "best in class". 2001 scores represents customers of the former First Union only.
------------------------------------------------------------------------------------------------------------------------------------

Key Points

..    Overall customer satisfaction scores increased for the 12/th/ consecutive quarter to 6.37; interviewed 80,000 customers for the quarter
..    Beginning 1Q02, this score reflects customer satisfaction levels of both
     First Union and Wachovia financial centers

                                                                         [LOGO]
Capital Management - Operating Summary                                  Wachovia
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------ -----------
Capital Management                                     2002                                              2001   1 Q 02      Combined
Performance Summary                                 --------    ----------------------------------------------           -----------
                                                      First       Fourth      Third        Second       First        vs        Third
(In millions)                                        Quarter     Quarter     Quarter       Quarter     Quarter   4 Q 01      Quarter
------------------------------------------------------------------------------------------------------------------------ -----------
Income statement data
---------------------
Net interest income (Tax-equivalent)                 $    45          47          32          31          33       (4) %     $   45
Fee and other income                                     778         782         652         687         678       (1)          714
Intersegment revenue                                     (17)        (19)        (12)        (12)        (11)     (11)          (19)
------------------------------------------------------------------------------------------------------------------------ -----------
 Total revenue (Tax-equivalent)                          806         810         672         706         700        -           740
Provision for loan losses                                  -           -           -           -           -        -
Noninterest expense                                      676         670         573         583         574        1        $  639
Income taxes (Tax-equivalent)                             48          51          34          42          44       (6)
------------------------------------------------------------------------------------------------------------------------ -----------
 Operating earnings                                  $    82          89          65          81          82       (8) %
------------------------------------------------------------------------------------------------------------------------ -----------

------------------------------------------------------------------------------------------------------------------------ -----------
Performance and other data
--------------------------
Economic profit                                      $    64          68          41          59          59       (6) %
Risk adjusted return on capital (RAROC)                49.95  %    53.14       32.22       42.79       42.91        -
Economic capital, average                            $   669         661         801         768         772        1
Cash overhead efficiency ratio                         83.91  %    82.77       85.24       82.42       82.12        -
Average loans, net                                   $   169         337         269         110         129      (50)       $  283
Average core deposits                                $ 1,423       1,505       1,535       1,609       1,827       (5) %     $1,556
------------------------------------------------------------------------------------------------------------------------ -----------

Key Points

.. Total revenue remained stable at $806 million versus $810 million in 4Q01 reflecting the benefits of the balanced distribution model
   - 60 trading days in 1Q02 vs. 64 trading days in 4Q01

.. Positive fluctuating fund and money market fund flows and continued strong annuity sales helped offset lower asset valuations

.. Expenses up modestly, with direct expenses down due to focus on expense controls

                                                                          [LOGO]
Capital Management - Key Operating Measures                            Wachovia
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                                     2002                               2001             1 Q 02
                                                                -------    -------------------------------
                                                                  First      Fourth      Third    Second       First       vs
(In millions)                                                   Quarter     Quarter    Quarter   Quarter     Quarter   4 Q 01
-----------------------------------------------------------------------------------------------------------------------------------
Separate account assets                                   $     124,168     122,439    124,592    81,879      81,576        1  %
Mutual fund assets                                              106,036     104,031    101,749    90,279      86,767        2
-----------------------------------------------------------------------------------------------------------------------------------
   Total assets under management/(a)/                     $     230,204     226,470    226,341   172,158     168,343        2
-----------------------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales                       $       3,383       2,755      2,238     1,981       1,983       23
-----------------------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM)/(b)/                    $     575,821     564,293    539,751   541,847     537,404        2
-----------------------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)                               8,100       7,972      8,145     7,652       7,736        2
Broker client assets                                      $     274,600     274,300    257,900   240,600     232,900        -
Margin loans                                              $       3,206       3,244      3,192     3,060       3,060       (1)
Brokerage offices (Actual)                                        3,362       3,434      3,461     2,690       2,695       (2) %
-----------------------------------------------------------------------------------------------------------------------------------
/(a)/ Includes $76 billion in assets managed for Wealth Management which are also reported in that segment.
/(b)/ Includes $25 billion in assets held for Wealth Management which are also reported in that segment.
-----------------------------------------------------------------------------------------------------------------------------------

Key Points

.. Total AUM rose to $230 billion driven by net sales in mutual funds and separate accounts
.. Mutual fund assets grew to $106 billion, over half of the increase due to higher net fluctuating fund sales

                                                                       [LOGO]
Wealth Management - Operating Summary                                 Wachovia
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------  ---------
Wealth Management                                        2002                                    2001    1 Q 02    Combined
                                                    ---------  --------------------------------------              ---------
Performance Summary                                     First    Fourth     Third    Second     First        vs       Third
(In millions)                                         Quarter   Quarter   Quarter   Quarter   Quarter    4 Q 01     Quarter
-----------------------------------------------------------------------------------------------------------------  ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)                $      96        93        61        48        46         3 %     $  85
Fee and other income                                      140       136       100        79        79         3         135
Intersegment revenue                                        1         1         -         -         -         -           1
-----------------------------------------------------------------------------------------------------------------  ---------
   Total revenue (Tax-equivalent)                         237       230       161       127       125         3         221
Provision for loan losses                                   1         4         2         -         -       (75)
Noninterest expense                                       168       160       114        85        84         5      $  169
Income taxes (Tax-equivalent)                              25        24        16        13        15         4
------------------------------------------------------------------------------------------------------------------  --------
   Operating earnings                               $      43        42        29        29        26         2 %
------------------------------------------------------------------------------------------------------------------  --------
------------------------------------------------------------------------------------------------------------------  --------
Performance and other data
--------------------------
Economic profit                                     $      31        32        20        22        20        (3)%
Risk adjusted return on capital (RAROC)                 49.02 %   50.96     46.24     62.73     62.09         -
Economic capital, average                           $     330       318       237       171       165         4
Cash overhead efficiency ratio                          70.82 %   69.44     71.00     65.81     67.07         -
Average loans, net                                  $   8,400     8,148     5,680     4,449     4,368         3      $7,994
Average core deposits                               $   9,771     9,431     7,313     6,367     6,176         4 %    $9,240
------------------------------------------------------------------------------------------------------------------  --------

------------------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics/(a)/                       2002                                    2001    1 Q 02
                                                    ---------  --------------------------------------
                                                        First    Fourth     Third    Second     First        vs
(Dollars in millions)                                 Quarter   Quarter   Quarter   Quarter   Quarter    4 Q 01
-------------------------------------------------------------------------------------------------------------------
Assets under management/(b)/                        $  75,700    77,700    78,100    48,100    47,900        (3)%
PCM/ PFA client relationships (Actual)                 79,300    79,250    79,250    52,500    52,450         -
Wealth Management advisors (Actual)                       984       983       983       552       558         - %
-------------------------------------------------------------------------------------------------------------------
/(a)/ 3Q01 and 4Q01 restated to reflect subsequent consolidations of client accounts of both legacy companies, as well as transfers of relationships and assets to other business units. Future restatements may occur as relationships are moved to channels that best meet client needs.
/(b)/ These assets are managed by and reported in Capital Management.
-------------------------------------------------------------------------------------------------------------------

Key Points

..  Revenue growth of 3% driven by strong private banking results, insurance commissions
.. Strong loan and deposit growth driven by additional teams and refined business model

                                                                       [LOGO]
  Corporate and Investment Bank - Operating Summary                   Wachovia
--------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------    --------
  Corporate and Investment Bank                   2002                                             2001     1 Q 02     Combined
                                           -----------    ---------------------------------------------------------    --------
  Performance Summary                            First      Fourth       Third        Second      First         vs        Third
  (In millions)                                Quarter     Quarter     Quarter       Quarter    Quarter     4 Q 01      Quarter
  ------------------------------------------------------------------------------------------------------------------   --------
  Income statement data
  ---------------------
  Net interest income (Tax-equivalent)     $       597         693         506           479        450        (14)%   $    599
  Fee and other income                             498         419        (218)          374        354         19         (163)
  Intersegment revenue                             (18)        (19)        (16)          (15)       (12)        (5)         (19)
  ------------------------------------------------------------------------------------------------------------------   --------
     Total revenue (Tax-equivalent)              1,077       1,093         272           838        792         (1)         417
  Provision for loan losses                        222         254         126            93         70        (13)
  Noninterest expense                              521         551         483           503        475         (5)    $    553
  Income taxes (Tax-equivalent)                    124         107        (129)           82         85         16
  ------------------------------------------------------------------------------------------------------------------   --------
     Operating earnings                    $       210         181        (208)          160        162         16 %
  ------------------------------------------------------------------------------------------------------------------   --------
  ------------------------------------------------------------------------------------------------------------------   --------
  Performance and other data
  --------------------------
  Economic profit                          $        67          34        (358)            6         (3)         97 %
  Risk adjusted return on capital (RAROC)        14.37 %     13.60      (10.46)        12.36      11.82          -
  Economic capital, average                $     8,028       8,262       6,311         6,040      6,235         (3)
  Cash overhead efficiency ratio                 48.57 %     50.54        n/ m         59.84      59.79          -
  Average loans, net                       $    43,342      46,235      42,070        41,145     42,751         (6)    $ 48,378
  Average core deposits                    $    12,766      12,633      10,490        10,200      9,456          1 %   $ 12,009
  ------------------------------------------------------------------------------------------------------------------   --------

  Key Points

  . Excluding principal investing, revenue grew 5% in poor market conditions driven by strong fixed income results

  . Expenses declined by 5% reflecting merger efficiencies, mainly due to headcount reduction

  . Focus on improving relationship RAROCs and continued weak demand from large borrowers caused average loans to decline 6%

                                                                          [LOGO]
Asset Quality                                                           Wachovia
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Asset Quality                                            2002                                      2001   1 Q 02
                                                    ---------     --------------------------------------
                                                        First      Fourth     Third    Second      First      vs
(In millions)                                         Quarter     Quarter   Quarter   Quarter    Quarter  4 Q 01
-------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Nonaccrual loans                                    $   1,685       1,534     1,506     1,223      1,231      10  %
Foreclosed properties                                     159         179       126       104        106     (11)
-------------------------------------------------------------------------------------------------------------------
   Total nonperforming assets                       $   1,844       1,713     1,632     1,327      1,337       8  %
-------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties             1.14 %      1.04      0.96      1.08       1.09       -
-------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale          $     213         228       273       250        344      (7) %
-------------------------------------------------------------------------------------------------------------------
   Total nonperforming assets in loans
     and in loans held for sale                     $   2,057       1,941     1,905     1,577      1,681       6  %
-------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
   loans in other assets as held for sale                1.21 %      1.13      1.08      1.23       1.30       -
-------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                        $   2,995       3,039     1,760     1,759      1,722      (1) %
Former Wachovia balance, September 1, 2001                  -           -       766         -          -       -
Loan losses, net                                         (325)       (378)     (243)     (157)      (159)    (14)
Allowance relating to loans transferred or sold           (23)        (47)     (368)      (65)       (23)    (51)
Provision for loan losses related to loans
   transferred or sold                                     14           3       230        36         15       -
Provision for loan losses                                 325         378       894       187        204     (14)
-------------------------------------------------------------------------------------------------------------------
Balance, end of period                              $   2,986       2,995     3,039     1,760      1,759       -  %
-------------------------------------------------------------------------------------------------------------------
as % of loans, net                                       1.84 %      1.83      1.79      1.44       1.43       -
as % of nonaccrual and restructured loans/(a)/            177         195       202       144        143       -
as % of nonperforming assets/(a)/                         162 %       175       186       133        132       -
-------------------------------------------------------------------------------------------------------------------
Loan losses, net                                    $     325         378       243       157        159     (14) %
Commercial, as % of average commercial loans             0.97 %      1.19      0.85      0.55       0.56       -
Consumer, as % of average consumer loans                 0.59        0.48      0.53      0.48       0.48       -
Total, as % of average loans, net                        0.83 %      0.93      0.73      0.52       0.53       -
-------------------------------------------------------------------------------------------------------------------
Past due loans, 90 days and over
Commercial, as a % of loans, net                         1.49 %      1.38      1.30      1.41       1.31       -
Consumer, as a % of loans, net                           0.69 %      0.62      0.68      0.73       0.93       -
-------------------------------------------------------------------------------------------------------------------
/(a)/ These ratios do not include nonperforming loans included in other assets as held for sale.
--------------------------------------------------------------------------------------------------------------------

Key Points

..    Total NPAs rose 6% primarily due to telecom and a large retail credit;
     excluding the retail credit, total NPAs were up 2%
..    Net loan losses improved by 14%, to $325 million or 0.83% of average net loans
..    Loan losses taken on secured exposure to entities related to an energy services company totaled $57 million
..    Over one-third of commercial losses for the quarter related to telecom companies
..    Allowance totaled $3.0 billion, or 1.84% of loans and 177% of nonperforming loans
..    Provision exceeded charge-offs by $14 million due to the sale or transfer to loans held for sale of $131 million of commercial loans

                                                                        [LOGO]
Nonperforming Loans                                                    Wachovia
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Nonperforming Loans/(a)/                                    2002                                        2001     1 Q 02
                                                         -------   ------------------------------------------
                                                           First     Fourth     Third      Second      First         vs
(In millions)                                            Quarter    Quarter    Quarter    Quarter    Quarter     4 Q 01
----------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                             $ 1,534      1,506      1,223      1,231      1,176          2  %
----------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period           1,381      1,316      1,088      1,026        939          5
Former Wachovia balance, September 1, 2001                     -          -        209          -          -          -
----------------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                            541        668        376        361        314        (19)
Charge-offs                                                 (277)      (335)      (193)      (125)      (125)       (17)
Transfers (to) from loans held for sale                        -          -        (20)         -          -          -
Transfers (to) from other real estate owned                    -        (40)        (5)         -          -          -
Sales                                                        (64)       (64)       (36)       (50)         -          -
Other, principally payments                                  (82)      (164)      (103)      (124)      (102)       (50)
----------------------------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                      118         65         19         62         87         82
----------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                 1,499      1,381      1,316      1,088      1,026          9
----------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period               153        190        135        205        237        (19)
Former Wachovia balance, September 1, 2001                     -          -         33          -          -          -
----------------------------------------------------------------------------------------------------------------------------
Transfers (to) from loans held for sale                        -        (22)       (53)      (123)       (90)         -
Sales and securitizations                                    (17)       (91)         -          -          -        (81)
Other, net                                                    50         76         75         53         58        (34)
----------------------------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                         33        (37)        22        (70)       (32)         -
----------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                     186        153        190        135        205         22
----------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                   $ 1,685      1,534      1,506      1,223      1,231         10  %
----------------------------------------------------------------------------------------------------------------------------
/(a)/ Excludes nonperforming loans included in loans held for sale, which in the first quarter of 2002 and in the fourth, third, second and first quarters of 2001 were $213 million, $228 million, $273 million, $250 million and $344 million, respectively.
----------------------------------------------------------------------------------------------------------------------------

Key Points

..   New commercial nonaccruals related largely to a single large retailer and telecom outstandings; excluding these, new nonaccruals totaled $259 million
..   Sold $81 million of nonperforming loans out of the loan portfolio; $64 million commercial and $17 million consumer

                                                                         [LOGO]
      Loans Held for Sale                                               Wachovia
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Loans Held for Sale /(a)/                                                    2002                                            2001
                                                                      -----------  ------------------------------------------------
                                                                            First      Fourth      Third      Second        First
(In millions)                                                             Quarter     Quarter    Quarter     Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                           $    7,763       6,837      5,963       6,790        8,146
Former Wachovia balance as of September 1, 2001 /(b)/                           -           -        297           -            -
Originations/ Purchases                                                     5,866       7,471      4,955       5,279        4,773
Performing loans transferred to (from) loans held for sale, net                46         (43)     1,351        (189)         192
Nonperforming loans transferred to (from) loans held
   for sale, net                                                                -          35         79         128           90
Allowance for loan losses related to
   loans transferred to loans held for sale /(c)/                              (4)        (10)      (262)        (40)         (23)
Lower of cost or market valuation adjustments                                 (14)        (58)       (15)        (35)         (80)
Performing loans sold                                                      (6,179)     (5,845)    (5,177)     (5,535)      (5,910)
Nonperforming loans sold                                                      (22)       (106)       (88)       (130)         (45)
Other, net /(d)/                                                             (325)       (518)      (266)       (305)        (353)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period /(e)/                                           $    7,131       7,763      6,837       5,963        6,790
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/(a)/ All activity excludes other real estate owned.

/(b)/ Beginning balance and transfers of former Wachovia loans to loans held for sale are shown net of $82 million in allowance for loan losses on these loans and $102 million in purchase accounting adjustments in the third quarter of 2001.

/(c)/ Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio in the third quarter of 2001.

/(d)/ Other, net represents primarily loan payments.

/(e)/ Nonperforming loans included in loans held for sale in the first quarter of 2002 and in the fourth quarter of 2001 were $213 million and $228 million, respectively. Former First Union nonperforming loans included in loans held for sale in the third, second and first quarters of 2001 were $195 million, $250 million and $344 million, respectively. The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.
--------------------------------------------------------------------------------

Key Points

..    Continued progress on 3Q01 transfer of $1.5 billion ($1.1 billion net) of higher risk and overlapping loans; remaining loans have a net carrying value of $268 million after 1Q02 reductions of $424 million

                                                                          [LOGO]
Merger Update                                                           Wachovia
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Merger Integration Metrics

                                                1Q         Incremental           Total as a                              Run Rate as
                                              2002     2001 Efficiencies  Total   % of Goal       Goal    Run Rate /(b)/ a % of Goal
------------------------------------------------------------------------------------------------------------------------------------
Annual expense efficiencies /(a)/        $     150       86           88    150          17 % $    890         600             67  %
(In millions)
One-time charges (In millions)           $      75      319                 394          26   $  1,525/(c)/
Position reductions/(d)/                     1,209    1,905               3,114          44      7,000
Branch consolidations                            -        -                  -            - %  250-300
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Target Goal
                                                           ---------------------------------------
                                                                  2002          2003          2004
Customer satisfaction scores                             (TBD 2 Q 02)
New/ Lost ratio /(e)/                                    (TBD 2 Q 02)
------------------------------------------------------------------------------------------------------------------------------------

/(a)/ Expense efficiencies calculated from annualized combined 4Q00 base (excluding commissions, incentives, amortization and restructuring or merger costs).

/(b)/ Most recent quarter annualized. During 2002 additional merger efficiencies will be realized and additional merger costs incurred. Expected cumulative net merger expense efficiencies of $490 million in 2002.

/(c)/ Includes $75 million of unanticipated costs associated with hostile takeover attempt.

/(d)/ Represents change in FTE position from pro forma combined December 31, 2000, base of 85,885 and excludes divested businesses and the impact of strategic repositioning. 2001 total includes 452 of pre-close position reductions.

/(e)/ New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers.
------------------------------------------------------------------------------------------------------------------------------------

KEY POINTS

1Q02 Achievements
-----------------

..   Incremental expense savings of $88 million achieved over 4Q01 - total of
    $150 million for the quarter
..   Additional expenses associated with achieving future efficiencies expected over the balance of 2002; remain comfortable with target of $490 million for 2002
..   One-time charges of $75 million represent $249 million of charges partially offset by a $174 million gain from sale of 37 branches
..   70-75% of employee selections finalized
..   31% of major system-related activities completed including
    - Human resources, payroll and benefits
    - Accounts payable, fixed assets and purchasing
..   Began single customer service satisfaction survey across the entire branch system

2Q02 Activities
---------------

..   Legacy banks' legal entities merged April 1
..   400,000 hours of product and system training to financial center personnel scheduled
..   Integrated system testing begins
..   Brokerage and mortgage banking conversions and additional investment banking conversions
..   Customer satisfaction and New/ Lost ratio goals to be established

                                                                          [LOGO]
Summary                                                                 Wachovia
--------------------------------------------------------------------------------

1Q02-Wachovia on Track
----------------------

.. General Bank momentum continues

.. Corporate and Investment Bank focused on risk reduction and capital optimization in a difficult market

.. Capital Management and Wealth Management results stable in flat market

.. Focus on improving efficiencies evident

.. Increase in NPAs in line with expectations, driven by telecommunications

.. Improved Tier 1 capital ratio 47 bps

.. Merger integration on track and progressing well

                                                                          [LOGO]
Remainder 2002 Outlook                                                  Wachovia
--------------------------------------------------------------------------------

2002 Outlook-Largely Unchanged From 4Q01
----------------------------------------

.. Revenues expected to grow in low-mid single digit range, including
                                                           ---------
  anticipation of additional Principal Investing losses over the remainder of
  ---------------------------------------------------------------------------
  the year
  --------

.. Expenses estimated to remain flat, unless markets rebound

.. Average loans expected to grow in the low single digit range from 4Q01

.. Margins projected to be relatively stable from 1Q02 for balance of the year
                                                 ----------------------------

.. Continued upward pressure on NPAs

.. Full year charge-offs of 60-80 bps

.. Tier 1 capital should improve to 7.8% - 8.0% by year end

.. Continue to target dividend payout ratio of 30 - 35% of cash earnings

.. No material change in average diluted shares

                                                                          [LOGO]
Cautionary Statement                                                    Wachovia
--------------------------------------------------------------------------------

         The foregoing earnings materials and management's discussion of them during the teleconference and live audio web cast in connection with Wachovia Corporation's ("Wachovia") review of first quarter 2002 results may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "probably", "potentially", "projects", "outlook" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 18, 2002.

         Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.